UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2019

BOSTON OMAHA CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Harney St., Suite 200 Omaha, Nebraska 68102
(Address of principal executive offices, Zip Code)
(857) 256-0079 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOMN	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On August 12, 2019, Link Media Holdings, Inc., (“Link”), a wholly owned subsidiary of Boston Omaha Corporation (“BOC”), which owns and operates BOC’s billboard businesses, entered into a Credit Agreement (the “Credit Agreement”) with First National Bank of Omaha (the “Lender”) under which Link may borrow up to $40,000,000 (the “Credit Facility”). The Credit Agreement provides for an initial term loan (“Term Loan 1”), an incremental term loan (“Term Loan 2”) and a revolving line of credit. These loans are secured by all assets of Link and its operating subsidiaries, including a pledge of equity interests of each of Link’s subsidiaries. In addition, each of Link’s subsidiaries has joined as a guarantor to the obligations under the Credit Agreement. These loans are not guaranteed by BOC or any of BOC’s non-billboard businesses. It is currently anticipated that the funds from these loans will be distributed by Link to BOC, to the extent allowed under the terms of the Credit Agreement. As a result, BOC anticipates that these funds will be available for both BOC and all of its subsidiaries as well as for new investments. Link has initially borrowed $18,060,000 under the Credit Facility.

Key Provisions of Term Loans 1 and 2:

Term Loan 1 has the following key features:

●	Loan availability of up to $24,900,000, which Link may draw down upon at various times through May 31, 2020.
●	A fixed rate of interest at 4.25% per annum for the seven year term of the loan.
●	Payments of interest-only are due during the period ending on the earlier of July 1, 2020 or the first day of the first calendar month following any draw down under Term Loan 2.

Term Loan 2 has the following key features:

●	Loan availability in an amount not to exceed three times 2019 reported EBITDA results for Link reduced by the principal balance of Term Loan 1.
●	Term Loan 2 must be drawn upon before June 30, 2020.
●	A fixed rate of interest determined using the seven-year Treasury rate plus 195 basis points at the time the loan is made, but in any event no less than 4.20% per annum.

Amortization of Loan Principal of Term Loans 1 and 2:

●

Principal amounts under each of Term Loan 1 and Term Loan 2 are payable in monthly installments according to either a 15-year or 25-year amortization schedule. For Term Loan 1, these payments are due commencing on the earlier of July 1, 2020 or the first day of the first calendar month following any draw down under Term Loan 2. For Term Loan 2, these principal payments are due commencing on the last day of the month following the closing of Term Loan 2.

●	Both term loans are payable in full on August 12, 2026.
●

Link retains the option to amortize loan principal payments on both Term Loan 1 and Term Loan 2 to a 25-year amortization schedule. This modification is subject to certain customary terms and conditions, provided that Link’s Consolidated Leverage Ratio is less than 2:00 to 1:00 based on its prior year’s annual audited financial results, commencing with the fiscal year ending December 31, 2019, and further provided that after giving effect to Term Loan 2, on a pro forma basis, as of the most recent fiscal year end, the consolidated leverage ratio remains less than 2:00 to 1:00.

Prepayment Provisions of Term Loans:

●	Each of Term Loan 1 and Term Loan 2 may be prepaid on a yearly basis without penalty in an amount up to 10% of the then outstanding principal balance.
●

A prepayment penalty in an amount ranging between 3% and 0.5% of the then principal loan balance on each of these term loans is due if the principal balance is repaid with funds from a financing source other than the Lender during the three year period ending August 12, 2022

Key Provisions of Revolving Line of Credit:

The revolving line of credit loan facility has the following key features:

●	A $5,000,000 maximum availability, provided that the outstanding principal balance of Term Loan 1, Term Loan 2 and this revolving line of credit may not exceed $40,000,00.
●	Interest payments based on the 30 day LIBOR rate plus an applicable margin ranging between 2.00 and 2.50% dependent on Link’s consolidated leverage ratio.
●	Interest only monthly payments.
●	The revolving line of credit is due and payable on August 11, 2021.

Financial Covenants:

During the term of the Credit Facility, Link is required to comply with the following financial covenants:

●

A consolidated leverage ratio for any test period ending on the last day of any fiscal quarter of Link (a) beginning with the fiscal quarter ending December 31, 2019 of greater than 3.50 to 1.00, (b) beginning with the fiscal quarter ending December 31, 2020 of greater than 3.25 to 1.00, and (c) beginning with the fiscal quarter ending December 31, 2021 and thereafter, of greater than 3.00 to 1.0;

●	Minimum quarterly EBITDA for Link of not less than $2,000,000 for the quarter ending September 30, 2019; and
●

A minimum consolidated fixed charge coverage ratio of not less than 1.15 to 1.00 measured quarterly, based on rolling four quarters, with testing to commence as of December 31, 2019 based on the December 31, 2019 audited financial statements.

The Credit Agreement includes representations and warranties, reporting covenants, affirmative covenants, negative covenants, financial covenants and events of default customary for financings of this type. Upon the occurrence of an event of default the Lender may accelerate the loans. Upon the occurrence of certain insolvency and bankruptcy events of default the loans will automatically accelerate.

The foregoing summary of the Credit Agreement and the transactions contemplated thereby contained in this Item 2.03 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Credit Agreement and Security Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively and incorporated herein by reference.  Capitalized terms used in this Item 1.01 have the meaning given to such terms in the Credit Agreement and Security Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained in Item 1.01 below is hereby incorporated by reference herein.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        Mr. Michael Scholl, President of General Indemnity Group, LLC, which we refer to as “GIG”, which operates our insurance businesses, has accepted other employment and, effective as of August 10, 2019, will no longer serve as President of GIG and its subsidiaries.  David Herman, GIG’s Chief Operating Officer, has been appointed as President of GIG.

(c)        Mr. Herman, age 34, has been GIG’s Chief Operating Officer since January 1, 2019.  From May 2015 through December 2018, Mr. Herman served as Chief Executive Officer of Anthros Consulting, Inc., a business strategy and software analytics and systems solutions firm.  From February 2013 through May 2015, Mr. Herman served as a senior consultant at McKinsey & Company.  Mr. Herman holds a Ph.D. from Northwestern University in Materials Science and Engineering and a B.S. from Cornell University in Materials Science and Engineering.  Mr. Herman’s annual base salary is $275,000 and he is entitled to a discretionary bonus based upon GIG’s performance.  Mr. Herman is also entitled to severance payments equal to one year’s base salary if his employment is terminated without cause.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)                      Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Credit Agreement, dated August 12, 2019 by and between Link Media Holdings, LLC, and First National Bank of Omaha.

10.2	Security Agreement, dated August 12, 2019, by and among Link Media Holdings, LLC and the Subsidiary Giarantors in Favor of First National Bank of Omaha.

10.3	Subsidiaries Guaranty dated August 12, 2019 by and among the Subsidiary Guarantors in Favor of First National Bank of Omaha.

10.4	$5,000,000 Revolving Note dated August 12, 2019 issued by Link Media Holdings, LLC in favor of First National Bank of Omaha.

10.5	$24,900,000 Term Loan Note 1 dated August 12, 2019 issued by Link Media Holdings, LLC to First National Bank of Omaha.

10.6	Form of Term Loan Note 2 to be issued by Link Media Holdings, LLC to First National Bank of Omaha.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger
Chief Financial Officer

Date: August 12, 2019

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